UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2016

BioLargo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19709	65-0159115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 W. Garry Ave., Santa Ana, CA	92704
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 643-9540

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

The Company held its 2016 annual stockholder meeting on June 20, 2016. The following matters were each submitted to a vote of stockholders through the solicitation of proxies or otherwise:

(1) A proposal to elect the following seven individuals to our Board of Directors: Dennis P. Calvert, Kenneth R. Code, Gary A. Cox, Dennis E. Marshall, Joseph L. Provenzano, Kent C. Roberts II, and John S. Runyan.

(2) Advisory approval of the Company’s executive compensation.

(3) A proposal to ratify the appointment of Haskell & White LLP as our independent public accounting firm for the 2016 fiscal year.

A quorum was present in person or by proxy. Each matter was approved. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Vote
Election of Directors
Dennis P. Calvert	31,303,158	331,984	21,119,013
Kenneth R. Code	31,299,158	335,984	21,119,013
Gary A. Cox	31,557,305	77,837	21,119,013
Dennis E. Marshall	31,556,632	78,510	21,119,013
Joseph L. Provenzano	31,487,225	147,917	21,119,013
Kent C. Roberts II	31,557,305	77,837	21,119,013
John S. Runyan	31,556,632	78,510	21,119,013

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Advisory Approval of Executive Compensation	31,052,733	342,142	240,267	21,119,013
Ratification of Appointment of Haskell & White LLP	50,180,196	345,782	2,228,177	-

For the Advisory Approval of Executive Compensation, prior year votes are as follows:

Year	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
2015	31,788,604	97,649	143,630
2014	33,950,336	2,120,882	176,631	10,561,245

There were no director nominees other than as set forth above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2016	BIOLARGO, INC.

	By:	/s/ Dennis P. Calvert
Dennis P. Calvert
President and Chief Executive Officer